EXHIBIT 99.1

Standard BioTools Announces Third Quarter 2022 Financial Results

Third quarter core product and services revenue increase of 30% sequentially to $24.8 million

First phase of restructuring program improves operating margin by 600 to 800 basis points, or $8.0 million net on an annualized basis

Reiterate stated goal of 700 to 1000 basis point non-GAAP product and service gross margin improvement to 65-68% by year end 2023, driven by lean transformation, volume growth and value selling

On track to achieve positive free cash flow by year-end 2024

Cash, cash equivalents, and short-term investments of $185.2 million

Company to host conference call and webcast today at 5:00 p.m. ET

SOUTH SAN FRANCISCO, Calif., Nov. 08, 2022 (GLOBE NEWSWIRE) -- Standard BioTools Inc. (Nasdaq:LAB), driven by a bold purpose – Unleashing tools to accelerate breakthroughs in human health™ – today announced financial results for the third quarter ended September 30, 2022.

“While still early and just two quarters into our leadership transition with a focus on commercial execution, operational efficiency, and expense reduction, we are seeing encouraging quarter-over-quarter results across the core business,” said Michael Egholm, PhD, President and Chief Executive Officer of Standard BioTools. “This includes over 30% sequential revenue growth across our mass cytometry and microfluidics core business, which going forward we will refer to as proteomics and genomics, respectively. Our new leadership team of seasoned operators has been highly focused on returning our core business to growth while driving toward profitability and improved operating discipline leveraging our Standard BioTools™ Business Systems approach.”

"Consistent with our vision to become a preferred solutions provider for the life sciences industry, we firmly believe consolidation will fuel the long-term growth of Standard BioTools. We are taking a disciplined approach and are well positioned to capitalize on current market conditions. I look forward to updating our stakeholders on our progress in future quarters," Egholm concluded.

Recent Corporate Updates

  Implemented phased restructuring to significantly lower operating cash burn beginning in the second half of 2022 through general and administrative expense reductions, right-sizing of microfluidics business and further portfolio rationalization.

  Strengthened leadership team with key appointments of Scott Greenstone as Vice President Investor Relations and Business Development; Michele Morgan, Senior Manager Global Training; and Laurie Lavigne, Senior Director, Global Financial Planning and Analysis.

  Launched the X9™ Real-Time PCR System, marking the first Standard BioTools branded instrument; announced a collaboration with Visikol® to offer and expand the use of high-plex Imaging Mass Cytometry™ services; and announced that Ascendas Genomics had received approval by the National Medical Products Administration of China for use of Standard BioTools microfluidics technology.

Third Quarter 2022 Financial Results

Core product and service revenue (excluding COVID-19 testing and exited products revenue) was $24.8 million, up sequentially from $19.0 million and compared with $25.3 million for the third quarter of 2021.

Total revenue was $25.6 million for the quarter ended September 30, 2022, up sequentially from $18.8 million and compared with $28.5 million for the third quarter of 2021, driven by lower instrument and COVID-19 testing revenue.

GAAP net loss for the quarter ended September 30, 2022, was $29.4 million, compared with a GAAP net loss of $13.8 million for the third quarter of 2021. The year-over-year increase in GAAP net loss was primarily due to $6.2 million of lower non-operating income and $6.1 million of business improvement charges.

Operating income (loss) in 2022 includes certain items related to the strategic financing transaction and subsequent business improvement actions taken by the new management team, including the rationalization of the product portfolio and the restructuring program announced in August 2022. These items increased operating loss by $6.1 million and $24.5 million for the three and nine months ended September 30, 2022.

Non-GAAP net loss, which excludes stock-based compensation, depreciation and amortization expenses, and interest expense, was $20.8 million for the quarter, compared with a non-GAAP net loss of $5.4 million for the third quarter of 2021.

Cash, cash equivalents, and short-term investments as of September 30, 2022, were $185.2 million, compared with $211.2 million as of June 30, 2022.

Conference Call Information

The company’s management will host a conference call and webcast today at 2:00 p.m. PT, 5:00 p.m. ET, to discuss third quarter 2022 financial results and operational progress as well as to provide additional color on its strategic actions.

Individuals interested in listening to the conference call may do so by dialing:

US domestic callers: (888) 346-3970
Outside US callers: (412) 902-4297

Live audio of the webcast will be available online from the Investor Relations page of the company’s website at Events & Presentations. The webcast will be archived and available on the Standard BioTools Investor Relations page at investors.standardbio.com.

A reconciliation of GAAP to non-GAAP financial measures can be found in the tables of this news release.

Our investor presentation including Supplemental Financial Information has been posted on our website concurrent with this release.

Statement Regarding Use of Non-GAAP Financial Information

Standard BioTools has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three- and nine-month periods ended September 30, 2022, and September 30, 2021. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Standard BioTools encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding operational and strategic plans, deployment of capital, our cash runway and sufficiency of cash resources, margin expectations, potential M&A activity, and expectations with respect to our restructuring plans (including expense reduction activities involving potential subleasing and talent relocation plans, modifications to the scope of the company’s microfluidics and mass cytometry franchises, and discontinuing of certain product lines). Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to risks that we may not realize expected cost savings from the restructuring, including the anticipated decrease in operational expenses, at the levels we expect; possible restructuring and transition-related disruption, including through the loss of customers, suppliers and employees and adverse impacts on our development activities and results of operation; restructuring activities, including our ability to execute subleasing plans, customer and employee relations, management distraction and reduced operating resources; risks that internal and external costs required for ongoing and planned activities may be higher than expected which may cause us to use cash more quickly than we expect or change or curtail some of our plans or both; risks that our expectations as to expenses, cash usage and cash needs may prove not to be correct for other reasons such as changes in plans or actual events being different than our assumptions; risks related to the adverse effects of the COVID-19 pandemic on our business and operating results; changes in Standard BioTools’ business or external market conditions; customers and prospective customers continuing to curtail or suspend activities utilizing our products due to the COVID-19 pandemic; our ability and/or the ability of the research institutions utilizing our products and technology to obtain and maintain Emergency Use Authorization from the FDA and any other requisite authorizations or approvals to use our products and technology for diagnostic testing purposes; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; interruptions or delays in the supply of components or materials for, or manufacturing of, Standard BioTools products; reliance on sales of capital equipment for a significant proportion of revenues in each quarter; seasonal variations in customer operations; unanticipated increases in costs or expenses; uncertainties in contractual relationships; reductions in research and development spending or changes in budget priorities by customers; uncertainties relating to Standard BioTools’ research and development activities, distribution plans and capabilities; potential product performance and quality issues; risks associated with international operations; intellectual property risks; and competition. Information on these and additional risks and uncertainties and other information affecting Standard BioTools’ business and operating results is contained in its Annual Report on Form 10-K for the year ended December 31, 2021, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Standard BioTools disclaims any obligation to update these forward-looking statements except as may be required by law.

About Standard BioTools Inc.

Standard BioTools Inc. (Nasdaq:LAB), previously known as Fluidigm Corporation, is driven by a bold purpose – Unleashing tools to accelerate breakthroughs in human health. Standard BioTools has an established portfolio of essential, standardized next-generation technologies that help biomedical researchers develop medicines faster and better. As a leading solutions provider, the company provides reliable and repeatable insights in health and disease using its proprietary mass cytometry and microfluidics technologies, which help transform scientific discoveries into better patient outcomes. Standard BioTools works with leading academic, government, pharmaceutical, biotechnology, plant and animal research, and clinical laboratories worldwide, focusing on the most pressing needs in translational and clinical research, including oncology, immunology, and immunotherapy. Learn more at www.standardbio.com or connect with us on Twitter®, Facebook®, LinkedIn, and YouTube™. Standard BioTools, the Standard BioTools logo, Fluidigm, the Fluidigm logo, “Unleashing tools to accelerate breakthroughs in human health,” Imaging Mass Cytometry, and X9 are trademarks and/or registered trademarks of Standard BioTools Inc. or its affiliates in the United States and/or other countries. All other trademarks are the sole property of their respective owners. Standard BioTools products are provided for Research Use Only. Not for use in diagnostic procedures.

Available Information

Standard BioTools uses its website (standardbio.com), investor site (investors.standardbio.com), corporate Twitter account (@Standard_BioT), Facebook page (facebook.com/StandardBioT), and LinkedIn page (linkedin.com/company/standard-biotools) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and Standard BioTools may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Standard BioTools’ website and its social media accounts in addition to following its press releases, SEC filings, public conference calls, and webcasts.

Investors:

Scott Greenstone
ir@standardbio.com

Peter DeNardo
415 389 6400
ir@standardbio.com

STANDARD BIOTOOLS INC.
(formerly known as FLUIDIGM CORPORATION)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue
Product revenue	$19,312	$21,937	$51,535	$69,292
Service revenue	5,857	6,016	17,807	18,929
Product and service revenue	25,169	27,953	69,342	88,221
Other revenue (1)	477	551	1,585	4,095
Total revenue	25,646	28,504	70,927	92,316
Costs and expenses
Cost of product revenue	14,091	13,327	39,168	37,720
Cost of service revenue	2,335	1,508	5,875	5,465
Cost of product and service revenue	16,426	14,835	45,043	43,185
Research and development	8,650	9,209	30,121	29,403
Selling, general and administrative	29,597	24,072	90,856	75,928
Total costs and expenses	54,673	48,116	166,020	148,516
Loss from operations	(29,027)	(19,612)	(95,093)	(56,200)
Interest expense	(1,049)	(968)	(3,141)	(2,751)
Loss on forward sale of Series B Preferred Stock	—	—	(60,081)	—
Loss on bridge loans	—	—	(13,719)	—
Surplus funding from NIH Contract	153	5,000	153	5,000
Other income (expense), net	(216)	315	(272)	534
Loss before income taxes	(30,139)	(15,265)	(172,153)	(53,417)
Income tax benefit	713	1,422	2,900	3,609
Net loss	$(29,426)	$(13,843)	$(169,253)	$(49,808)

Net loss per share, basic and diluted	$(0.37)	$(0.18)	$(2.17)	$(0.66)
Shares used in computing net loss per share, basic and diluted	78,897	76,301	77,924	75,494

Note: (1) Other revenue includes product development, license and grant revenue.

STANDARD BIOTOOLS INC.
(formerly known as FLUIDIGM CORPORATION)
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	September 30, 2022	December 31, 2021 (1)
ASSETS
Current assets:
Cash and cash equivalents (2)	$60,200	$28,451
Short-term investments (2)	124,968	—
Accounts receivable, net	17,294	18,320
Inventories, net	21,946	20,825
Prepaid expenses and other current assets	4,609	4,470
Total current assets	229,017	72,066
Property and equipment, net	26,584	28,034
Operating lease right-of-use asset, net	34,726	37,119
Other non-current assets	3,119	3,689
Developed technology, net	15,400	27,927
Goodwill	106,069	106,379
Total assets	$414,915	$275,214

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$9,305	$10,602
Accrued compensation and related benefits	10,624	4,920
Operating lease liabilities, current	3,515	3,053
Deferred revenue, current	11,322	11,947
Deferred grant income, current	3,656	3,535
Other accrued liabilities	6,914	8,673
Advances under revolving credit agreement, current	—	6,838
Term loan, current	833	—
Total current liabilities	46,169	49,568
Convertible notes, net	54,499	54,160
Term loan, non-current	9,386	10,049
Deferred tax liability	620	4,329
Operating lease liabilities, non-current	34,869	37,548
Deferred revenue, non-current	4,430	5,966
Deferred grant income, non-current	15,265	18,116
Other non-current liabilities	1,171	882
Total liabilities	166,409	180,618
Redeemable preferred stock	311,253	—
Total stockholders’ equity (deficit)	(62,747)	94,596
Total liabilities, mezzanine equity and stockholders’ equity (deficit)	$414,915	$275,214

Notes:
(1) Derived from audited consolidated financial statements
(2) Cash and cash equivalents and available for sale securities consist of:
Cash and cash equivalents	$60,200	$28,451
Short-term investments	124,968	—
Total cash, cash equivalents and available for sale securities	$185,168	$28,451

STANDARD BIOTOOLS INC.
(formerly known as FLUIDIGM CORPORATION)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Operating activities
Net loss	$(169,253)	$(49,808)
Loss on forward sale of Series B Preferred Stock	60,081	—
Loss on bridge loans	13,719	—
Stock-based compensation expense	13,199	11,738
Amortization of developed technology	8,728	8,944
Depreciation and amortization	2,680	2,744
Provision for excess and obsolete inventory	7,239	1,539
Impairment of InstruNor developed technology intangible	3,526	—
Other non-cash items	793	824
Changes in assets and liabilities, net	(10,901)	(13,040)
Net cash used in operating activities	(70,189)	(37,059)

Investing activities
Purchases of investments	(137,302)	—
Proceeds from NIH Contract	—	2,000
Proceeds from sales and maturities of investments	12,000	—
Purchases of property and equipment	(3,070)	(12,801)
Net cash used in investing activities	(128,372)	(10,801)

Financing activities
Proceeds from bridge loans	25,000	—
Proceeds from issuance of Series B Preferred Stock	225,000	—
Proceeds from term loan	—	10,000
Repayment of advances under revolving credit agreement	(6,838)	—
Payment of debt and equity issuance costs	(12,547)	(35)
Repayment of long-term debt	—	(501)
Proceeds from (payments for) employee equity programs, net	413	(802)
Net cash provided by financing activities	231,028	8,662

Effect of foreign exchange rate fluctuations on cash and cash equivalents	(719)	(13)
Net increase (decrease) in cash, cash equivalents and restricted cash	31,748	(39,211)
Cash, cash equivalents and restricted cash at beginning of period	29,467	69,536
Cash, cash equivalents and restricted cash at end of period	$61,215	$30,325

Cash and cash equivalents, and available for sale securities consist of:
Cash and cash equivalents	$60,200	$29,309
Short-term investments	124,968	—
Total cash and cash equivalents, and available for sale securities	$185,168	$29,309

STANDARD BIOTOOLS INC.
(formerly known as FLUIDIGM CORPORATION)
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share amounts)
(Unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET LOSS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss (GAAP)	$(29,426)	$(13,843)	$(169,253)	$(49,808)
Loss on forward sale of Series B Preferred Stock	—	—	60,081	—
Loss on bridge loans	—	—	13,719	—
Stock-based compensation expense	4,494	4,320	13,199	11,738
Amortization of developed technology (a)	2,800	2,979	8,728	8,944
Depreciation and amortization	802	893	2,680	2,744
Interest expense (b)	1,049	968	3,141	2,751
Impairment of intangible (c)	—	—	3,526	—
Loss on disposal of property and equipment	197	5	212	6
Loss on extinguishment of debt	—	—	—	9
Benefit from acquisition related income taxes (d)	(742)	(742)	(2,226)	(2,226)
Net loss (Non-GAAP)	$(20,826)	$(5,420)	$(66,193)	$(25,842)
Shares used in net loss per share calculation -
basic and diluted (GAAP and Non-GAAP)	78,897	76,301	77,924	75,494

Net loss per share - basic and diluted (GAAP)	$(0.37)	$(0.18)	$(2.17)	$(0.66)
Net loss per share - basic and diluted (Non-GAAP)	$(0.26)	$(0.07)	$(0.85)	$(0.34)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP PRODUCT AND SERVICE MARGIN

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Product and service gross profit (GAAP)	$8,743	$13,118	$24,299	$45,036
Amortization of developed technology (a)	2,800	2,800	8,408	8,400
Depreciation and amortization (e)	314	348	948	1,161
Stock-based compensation expense (e)	154	188	459	414
Product and service gross profit (Non-GAAP)	$12,011	$16,454	$34,114	$55,011

Product and service margin percentage (GAAP)	34.7%	46.9%	35.0%	51.0%
Product and service margin percentage (Non-GAAP)	47.7%	58.9%	49.2%	62.4%

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating expenses (GAAP)	$38,247	$33,281	$120,977	$105,331
Stock-based compensation expense (f)	(4,340)	(4,132)	(12,740)	(11,324)
Depreciation and amortization (f)	(487)	(723)	(2,052)	(2,127)
Impairment of intangible (c)	—	—	(3,526)	—
Loss on disposal of property and equipment (f)	(197)	(5)	(212)	(6)
Operating expenses (Non-GAAP)	$33,223	$28,421	$102,447	$91,874

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP LOSS FROM OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Loss from operations (GAAP)	$(29,027)	$(19,612)	$(95,093)	$(56,200)
Stock-based compensation expense	4,494	4,320	13,199	11,738
Amortization of developed technology (a)	2,800	2,979	8,728	8,944
Depreciation and amortization (f)	802	893	2,680	2,744
Impairment of intangible (c)	—	—	3,526	—
Loss on disposal of property and equipment (f)	197	5	212	6
Loss from operations (Non-GAAP)	$(20,734)	$(11,415)	$(66,748)	$(32,768)

(a) Represents amortization of developed technology in connection with the DVS and InstruNor acquisitions
(b) Represents interest expense, primarily on convertible debt and the term loan
(c) Represents impairment of intangible no longer used in our product lines
(d) Represents the tax impact on the purchase of intangible assets in connection with the DVS acquisition
(e) Represents expense associated with cost of product revenue
(f) Represents expense associated with research and development, and selling, general and administrative activities